     Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-100332 and No. 333-100333) of our report dated February 26, 2004 appearing on page 23 of WCI Communities, Inc. Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
Miami, Florida
February 26, 2004

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